                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-31298 and 33-85020 of Silicon Valley Group, Inc. on Form S-8 of our reports dated October 24, 1996 appearing in and incorporated by reference in this Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1996.


/s/ DELOITTE & TOUCHE


DELOITTE & TOUCHE LLP

San Jose, California
December 20, 1996